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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
                      Pursant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported):June 18, 1996





                           ROMAC INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)




        Florida                         0-26058                  59-3264661
        -------                         -------                  ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)



           120 West Hyde Park Place, Suite 200, Tampa, Florida  33606
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              Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:   (813)-258-8855
                                                   ----------------------------




                                      N/A
- -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

        On June 18, 1996, Romac International, Inc. ("Romac") completed the acquisition of the fixed assets and intangible assets of Bayshare, Inc., the former legal entity for the Romac franchise for the San Francisco area pursuant to an Asset Acquisition Agreement between Romac and Bayshare, Inc. (filed herewith as Exhibit 2.1). The purchase price is approximately $5.0 million and is subject to adjustment upon attainment of certain operating results. The transaction was financed with the proceeds of Romac's secondary public offering, which have been invested in short-term government securities since May 1996.

        The foregoing is subject to the actual provisions of the above-referenced Asset Acquisition Agreement, which is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS


        (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impracticable to provide the financial statements relative to the acquired business described in
Item 2 at the time this report on Form 8-K is filed. The Registrant intends to file the required financial statements as soon as practicable, but no later than 60 days from the date of this filing.


        (b) PRO FORMA FINANCIAL INFORMATION. It is impracticable to provide the pro forma financial information relative to the acquired business described in
Item 2 at the time this report on Form 8-K is filed. The Registrant intends to file the required pro forma financial information as soon as practicable, but no later than 60 days from the date of this filing.


        (c)  EXHIBITS.

Exhibit Number                         Description
- --------------                         -----------
     2.1              Asset Acquisition Agreement between Romac International,
                      Inc. and Bayshare, Inc.



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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                           ROMAC INTERNATIONAL, INC.
                                 (Registrant)



                           By:  /s/ Peter Dominici
                              ----------------------------------------
                              Peter Dominici, Chief Financial Officer
                              Secretary and Treasurer


                            Date:   July 1, 1996